Exhibit 10.2

MUTUAL RELEASE AND SETTLEMENT AGREEMENT

This Mutual Release and Settlement Agreement (this “Agreement”) is entered into as of December 31, 2020 (the “Effective Date”) by, between, and among, and for the benefit of each of, the following parties:

i.	UPD Holding Corp., a Nevada corporation (“UPD”);
ii.	Property Resource Associates LLC, a Florida limited liability company (“PRA”);
iii.	Gary Plichta, a Florida resident; and
iv.	Each of their accountants, legal counsel, predecessors, successors, heirs, agents, representatives, parents, subsidiaries, spouses, and affiliates.

Each of the foregoing parties may hereinafter be referred to each as “Party” and, collectively, as the “Parties”.

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, know that, for valuable consideration, including, but not limited to the total sum of Ninety-Seven Thousand Five Hundred Dollars ($97,500) payable from UPD to PRA or its designees by the issuance of Three Million Nine Hundred Thousand (3,900,000) shares of UPD common stock, $0.005 par value, the receipt of which is hereby acknowledged, and in exchange for the mutual promises and agreements contained herein, the Parties do hereby release, waive, and forever discharge one another of and from any and all manner of actions, causes of actions, claims, suits, debts, demands, judgments, agreements, and/or obligations of any nature whatsoever, at law or in equity, whether known or unknown, suspected, or asserted, matured or unmatured, accrued or unaccrued, direct or indirect, which it ever had, now has, or which it hereafter can, shall, or may have, or claim to have, for or by reason of any cause, matter, event, occurrence, or thing whatsoever from the beginning of the world to the Effective Date asserted in or which could have been asserted by the Parties or a third party in relation to the mutual business dealings and personal interactions of the Parties, including, but not limited to, the lending of funds and extension of credit by PRA and Plichta, jointly and severally, to UPD in the amounts set forth in Schedule A attached hereto (collectively, the “Outstanding Debts”), or in any mediation, arbitration, administrative, or regulatory proceeding, tribunal, or court of law arising out of or connected with, directly or indirectly, any and all dealings, contracts, agreements, transactions, events, or other activities by, between, or among the Parties or any third parties.

The Parties hereto shall execute and deliver all documents, provide all information, and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement. PRA and its designees agree to complete such accredited investor questionnaires and execute such subscription documents as are customary and necessary for the issuance of capital stock by UPD in reliance upon Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Each Party hereby agrees to safeguard and hold confidential from disclosure to unauthorized parties all non-public information relating to this Agreement and the Mutual Business Dealings. For purposes of the foregoing, only officers, directors, and employees of either Party or its affiliates, including accountants, auditors, and attorneys, shall be authorized parties on a “need to know basis” consistent with their respective positions, legal obligations, and responsibilities. Each Party agrees that it will not make any statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage any Party, its affiliates, or their respective officers, directors, employees, advisors, businesses, or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude a Party from making truthful statements or disclosures that are required by applicable law, regulation, or legal process.

Each Party further agrees that: (i) it has had a full and complete opportunity to consult with legal counsel or other advisers of its own choosing concerning the terms, enforceability, and implications of this Agreement, and no Party has made any representations or warranties to any other Party concerning the terms, enforceability, and implications of this Agreement other than as reflected in this Agreement; (ii) it has had a full and fair opportunity to review, comment, and make compromise revisions to this Agreement; (iii) this Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without giving effect to the conflicts of laws principals thereof; (iv) it hereby submits to the jurisdiction and venue of the courts located in Washoe County, Nevada, for purposes of any arbitration or litigation related to this Agreement; (v) each provision of this Agreement is severable, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement; provided, however, that each Party shall use reasonable efforts to give effect to the economic or other intended purpose of any provision that is unenforceable or invalid; (vi) this Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original, but all of which shall constitute one and the same instrument; and (vii) this Agreement may be executed by original, facsimile, and electronic signatures, each of which when affixed shall be deemed to be an original that is enforceable against the executing Party.

Subject to any limitations of applicable law, this Agreement shall continue in full force and effect from the Effective Date until the end of time and to the bounds of the universe unless earlier terminated by the written agreement of the Parties, or any of them; provided, however, that no termination shall be binding upon any non-terminating Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date.

UPD HOLDING CORP.		GARY PLICHTA

By:	/s/ Mark Conte	By:	/s/ Gary Plichta
Name: Mark Conte		Name: Gary Plichta
Title: Chief Executive Officer		Title: (an individual)

PROPERTY RESOURCE ASSOCIATES LLC

By:	/s/ Gary Plichta
Name: Gary Plichta
Title: Manager

Schedule A

OUTSTANDING LIABILITIES

[Schedule Contents Omitted]